     As filed with the Securities and Exchange Commission on April 3, 2001
                                                     Registration No.

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ----------------

                                    FORM 10

                  GENERAL FORM FOR REGISTRATION OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR 12(g) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                               ----------------

                                EQUIFAX PS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                   Georgia                                       58-2606325
        (State or other jurisdiction                          (I.R.S. Employer
      of incorporation or organization)                     Identification No.)

 1550 Peachtree Street, N.W., Atlanta, Georgia                        30309
   (Address of principal executive offices)                        (Zip Code)

                                 (404) 885-8000
              (Registrant's telephone number, including area code)

                               ----------------

       Securities to be registered pursuant to Section 12(b) of the Act:

                                              Name of Each Exchange on Which
                                                   Each Class is to be
    Title of Each Class to be so Registered:           Registered:
    ----------------------------------------  ------------------------------
   Common Stock, par value $.01 per share        New York Stock Exchange

   Common Stock Purchase Rights                  New York Stock Exchange

       Securities to be registered pursuant to Section 12(g) of the Act:

                                     None.

                               ----------------

   This Registration Statement has been prepared on a prospective basis on the assumption that, among other things, the distribution (as defined in the information statement which is a part of this Registration Statement) and the related transactions contemplated to occur prior to or contemporaneously with the distribution will be consummated as contemplated by the information statement. There can be no assurance, however, that any or all of such transactions will occur or will occur as so contemplated. Any significant modifications or variations in the transactions contemplated will be reflected in an amendment or supplement to this Registration Statement.

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

                                EQUIFAX PS, INC.

              I. INFORMATION INCLUDED IN INFORMATION STATEMENT AND
                      INCORPORATED IN FORM 10 BY REFERENCE

   Our Information Statement may be found as Exhibit 99.1 to the Form 10. For your convenience, we have provided below a cross-reference sheet identifying where the items required by Form 10 can be found in the Information Statement.

    CROSS REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

 Item                                           Location in Information
 No.  Item Caption                              Statement
 ---- ------------                              -----------------------

  1.  Business                                  "Summary," "The Distribution,"
                                                "Risk Factors," "Forward-
                                                Looking Statements,"
                                                "Capitalization," "Management's
                                                Discussion and Analysis of
                                                Financial Condition and Results
                                                of Operations," "Business," and
                                                "Relationship Between Equifax
                                                and Our Company After the
                                                Distribution."

  2.  Financial Information                     "Summary," "Capitalization,"
                                                "Selected Financial Data,"
                                                "Management's Discussion and
                                                Analysis of Financial Condition
                                                and Results of Operations,"
                                                "Combined Financial Statements
                                                of Equifax Payment Services
                                                division," and "Pro Forma
                                                Combined Financial Statements
                                                of Equifax Payment Services
                                                division."

  3.  Properties                                "Business--Properties."

  4.  Security Ownership of Certain
      Beneficial Owners and Management          "The Distribution,"
                                                "Management," and "Ownership of
                                                Our Common Stock."

  5.  Directors and Executive Officers          "Management."

  6.  Executive Compensation                    "Management," and "Ownership of
                                                Our Common Stock."

  7.  Our Relationships and Related
      Transactions                              "Summary," and "Relationship
                                                Between Equifax and Our Company
                                                After the Distribution."

  8.  Legal Proceedings                         "Business--Legal Proceedings."

  9.  Market Price of and Dividends on
      the Registrant's Common Equity
      and Related Shareholder Matters           "The Distribution," "Dividend
                                                Policy," and "Description of
                                                Capital Stock."

 10.  Recent Sales of Unregistered Securities   Not Included (See Part II
                                                Below).

 11.  Description of Registrant's
      Securities to be Registered               "The Distribution," "Dividend
                                                Policy," and "Description of
                                                Capital Stock."

 12.  Indemnification of Directors and Officers "Indemnification of Directors
                                                and Officers."

 Item                                      Location in Information
 No.  Item Caption                         Statement
 ---- ------------                         -----------------------

 13.  Financial Statements and
      Supplementary Data                   "Summary," "Selected Financial
                                           Data," and "Index to
                                           Financial Statements."

 14.  Changes In and Disagreements with
      Accountants on Accounting and
      Financial Matters                    Not Applicable.

 15.  Financial Statements and Exhibits    "Index to Financial Statements."

             II. INFORMATION NOT INCLUDED IN INFORMATION STATEMENT

Item 10. Recent Sales of Unregistered Securities.

   We were incorporated under the laws of the State of Georgia under the name "Equifax PS, Inc." on March 2, 2001. We issued 1,000 shares of common stock, $.01 par value per share, to Equifax Inc., a Georgia corporation, in consideration of a capital contribution of $10.00 by Equifax Inc. This issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, because it did not involve any public offering of securities.

Item 15. Financial Statements and Exhibits.

       (a) List of Financial Statements. The following financial statements are included or incorporated by reference in the Information Statement filed as part of this Registration Statement on Form 10:

   Description                                                             Page
   -----------                                                             ----
   Equifax Payment Services division (To be reorganized as Equifax PS,
    Inc.)
    Historical:
     Report of Independent Public Accountants............................   F-2
     Combined Statements of Income for the years ended December 31, 2000,
      1999, and 1998.....................................................   F-3
     Combined Balance Sheets as of December 31, 2000 and 1999............   F-4
     Combined Statements of Cash Flows for the years ended December 31,
      2000, 1999, and 1998...............................................   F-5
     Combined Statements of Changes in Shareholder's Equity for the years
      ended December 31, 2000, 1999, and 1998............................   F-6
     Notes to Combined Financial Statements..............................   F-7
     Report of Independent Public Accountants as to Schedule.............  F-19
     Combined Schedule II--Valuation and Qualifying Accounts.............  F-20
   Pro Forma (Unaudited):
     Introduction to the Pro Forma Combined Financial Statements.........  F-21
     Pro Forma Combined Statement of Income for the year ended December
      31, 2000...........................................................  F-22
     Pro Forma Combined Balance Sheet as of December 31, 2000............  F-23
     Notes to Pro Forma Combined Financial Statements....................  F-24

  (b)  Exhibits. The following documents are filed as exhibits to this Form
       10:

      Exhibit
        No.   Description
      ------- -----------
              Form of Distribution Agreement, Plan of Reorganization and
       2.1     Distribution*

              Amended and Restated Articles of Incorporation of Equifax PS,
       3.1     Inc.*

       3.2    Amended and Restated Bylaws of Equifax PS, Inc.*

              Amended and Restated Articles of Incorporation of Equifax PS,
       4.1     Inc. (filed as Exhibit 3.1)*

              Amended and Restated Bylaws of Equifax PS, Inc. (filed as Exhibit
       4.2     3.2)*

       4.3    Form of Rights Agreement*

       4.4    Form of certificate representing Equifax PS, Inc. common stock*

      10.1    Form of Distribution Agreement, Plan of Reorganization and
               Distribution (filed as Exhibit 2.1).*

      10.2    Form of Tax Sharing and Indemnification Agreement*

      10.3    Form of Employee Benefits Agreement*

      10.4    Form of Intercompany Data Purchase Agreement*

      10.5    Form of Transition Support Agreement*

      10.6    Form of Intellectual Property Agreement*

      10.7    Equifax PS, Inc. 2001 Stock Incentive Plan*

      10.8    Equifax PS, Inc. 2001 Key Management Long-Term Incentive Plan*

              Equifax PS, Inc. 2001 Non-Employee Directors Stock Incentive
      10.9     Plan*

      10.10   Form of Change in Control Agreement*

      21.1    List of Subsidiaries of Equifax PS, Inc.*

      99.1    Information Statement**

  --------
  * To be filed by amendment.
  ** Filed herewith.

                                   SIGNATURE

   Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  EQUIFAX PS, INC.
                                  (Registrant)

                                  By: /s/ Lee A. Kennedy
                                      ------------------------------

                                    Name: Lee A. Kennedy
                                    Title: President and Chief Executive
                                 Officer
Dated: April 3, 2001

                               INDEX TO EXHIBITS

 Exhibit
   No.   Description
 ------- -----------
         Form of Distribution Agreement, Plan of Reorganization and
  2.1    Distribution*

  3.1    Amended and Restated Articles of Incorporation of Equifax PS, Inc.*

  3.2    Amended and Restated Bylaws of Equifax PS, Inc.*

         Amended and Restated Articles of Incorporation of Equifax PS, Inc.
  4.1    (filed as Exhibit 3.1)*

         Amended and Restated Bylaws of Equifax PS, Inc. (filed as Exhibit
  4.2    3.2)*

  4.3    Form of Rights Agreement*

  4.4    Form of certificate representing Equifax PS, Inc. common stock*

         Form of Distribution Agreement, Plan of Reorganization and
 10.1    Distribution (filed as Exhibit 2.1).*

 10.2    Form of Tax Sharing and Indemnification Agreement*

 10.3    Form of Employee Benefits Agreement*

 10.4    Form of Intercompany Data Purchase Agreement*

 10.5    Form of Transition Support Agreement*

 10.6    Form of Intellectual Property Agreement*

 10.7    Equifax PS, Inc. 2001 Stock Incentive Plan*

 10.8    Equifax PS, Inc. 2001 Key Management Long-Term Incentive Plan*

 10.9    Equifax PS, Inc. 2001 Non-Employee Directors Stock Incentive Plan*

 10.10   Form of Change in Control Agreement*

 21.1    List of Subsidiaries of Equifax PS, Inc.*

 99.1    Information Statement**

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* To be filed by amendment.
** Filed herewith.